UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): May 8, 2007

VITALTRUST BUSINESS DEVELOPMENT CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-27277	88-0503197
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2701 North Rocky Point Drive
Suite 325
Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (813) 287-5787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
   Appointment of Certain Officers; Compensatory Arrangements of Certain
   Officers.

On May 8, 2007, VitalTrust Business Development Corporation (the “Company”) announced that Charles Broes will resign as Chairman of the Board of Directors and Chief Executive Officer of the Company, effective June 1, 2007. There was no disagreement or dispute between Mr. Broes and the Company which led to his resignation.

On May 8, 2007, the Company announced that John Stanton will be appointed Chairman of the Board of Directors and Chief Executive Officer of the Company, effective June 1, 2007. There is no understanding or arrangement between Mr. Stanton any other person pursuant to which Mr. Stanton was selected as an executive officer and director. Mr. Stanton presently does not serve on any committee of our Board of Directors. Mr. Stanton does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer. Mr. Stanton has not entered into any material plan, contract or arrangement in connection with his appointment as an executive officer.

Since 1981, Mr. Stanton has been associated with Florida Engineered Construction Products Corporation, a privately held manufacturer of residential and commercial construction products located in Tampa, Florida, most recently serving as it President and Chief Executive Officer since 1987. From 1981 through 1987, Mr. Stanton served as Chief Financial Officer for Florida Engineered Construction Products Corporation. From 1973 until 1981, Mr. Stanton worked as an auditor at Ernst LLP which is now known as Ernst & Young, LLP. Mr. Stanton, a Vietnam veteran of the United States Army, graduated from the University of South Florida with a Bachelors Degree in Marketing and Accounting and received is Masters in Business Administration in 1972 and 1973, respectively. Mr. Stanton became a Certified Public Accountant in 1974. Mr. Stanton also serves on the Board of Directors of MTS Medication Technologies, Inc. (MPP), a Florida company, Online Sales Strategies, Inc. (OSSG), a Florida company, US Energy Initiatives, Inc. (USEI), a Georgia company, Online Sales Strategies, (OSSG), a Florida company and Nanobac Pharmaceuticals, Inc. (NNBP) a Florida company.

Item 8.01 Other Events

On May 8, 2007, the Company announced its intention to change its name from “VitalTrust Business Development Corporation” to “Pangea Ultima Corporation” to better reflect its current and future business mission.

On May 8, 2007, the Company announced its intention to distribute shares of VitalTrust Solutions, its wholly owned subsidiary, to shareholders of record as of June 1, 2007. Upon completion of the distribution, VitalTrust Solutions intends to notify the SEC of its intent to operate as a Business Development Company.

A copy of the Company’s press release announcing the information contained in this Section 8.01 and Section 5.02 above is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit No.  Description

99.1   Press Release, dated May 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITALTRUST BUSINESS DEVELOPMENT CORPORATION

Date: May 16, 2007	By:	/s/ MARK CLANCY
Mark Clancy
Chief Operating Officer